Exhibit 99.1

HYPERCOM CORPORATION

SPECIAL MEETING OF STOCKHOLDERS –                     , 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Norman Stout and Douglas J. Reich, and each of them, proxies, with power of substitution, acting unanimously and voting, or if only one is present and voting then that one, to vote the shares of common stock of Hypercom Corporation which the undersigned is entitled to vote, at the Special Meeting of Stockholders to be held at Hypercom Corporation Headquarters, 8888 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260, on             ,             , 2011, at 9:00 am, Arizona time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS IN ITEMS 1 AND 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Please mark, sign and date the reverse side and

return the proxy card promptly using the enclosed envelope.

The Board of Directors recommends a vote “FOR” the proposals in Items 1 and 2
For	Against	Abstain

1.      To approve and adopt the Agreement and Plan of Merger, dated as of November 17, 2010, by and among Hypercom, VeriFone Systems, Inc., a Delaware corporation, and Honey Acquisition Co., a Delaware corporation and a wholly owned subsidiary of VeriFone, and approve the merger contemplated by the merger agreement.

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2.      To approve the adjournment of the special meeting of stockholders of Hypercom, if necessary, for any purpose, including to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement and approve the merger at the time of the special meeting of stockholders of Hypercom.

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3. In their discretion, the proxies are authorized to vote upon all other matters that properly may be presented at the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

Date: , 2011

Signature

Signature

☐ Mark this box with an X if you have made changes to your name or address details above.